EXHIBIT 4.12

                      The CORPORATEplan for Retirement(sm)
                          (PROFIT SHARING/401(K) PLAN)
                            A FIDELITY PROTOTYPE PLAN
                    Non-Standardized Adoption Agreement 002
                               Basic Plan No. 07

                           ADOPTION AGREEMENT
                               ARTICLE 1
                  NON-STANDARDIZED PROFIT SHARING PLAN

1.01  PLAN INFORMATION

      (a)  Name of Plan:

           This is the Giant Industries, Inc. & Affiliated Companies 401(k) Plan (the "Plan").
      (b)  Type of Plan:

           (1)  [ ] 401(k) and Profit Sharing
           (2)  [ ] Profit Sharing Only
           (3)  [X] 401(k) Only

      (c)  Name of Plan Administrator, if not the Employer:

           Name:__________________________________
           Address:_______________________________
           Phone Number:__________________________

           The Plan Administrator is the agent for service of legal process for the Plan.

      (d)  Limitation Year (check one):

           (1)  [X] Calendar Year
           (2)  [ ] Plan Year
           (3)  [ ] Other

      (e)  Three Digit Plan Number:   002
      (f)  Plan Year End (month/day):  December 31
      (g)  Plan Status (check one):

           (1)  [ ] Effective Date of new Plan:____________
           (2) [X] Amendment Effective Date: 01/01/2002. This is (check one):

                (A) [X] an amendment of The CORPORATEplan for Retirement(sm)
                        Adoption Agreement previously executed by the Employer; or
                (B) [ ] conversion from another plan document into The
                        CORPORATEplan for Retirement(sm).

                        The original effective date of the Plan: 07/01/1993 The substantive provisions of the Plan shall apply prior to the Effective Date to the extent required by the Tax Reform Act of 1986 or other applicable laws.

1.02  EMPLOYER

     (a)  The Employer is:  Giant Industries, Inc.

          Address:          23733 North Scottsdale Road
                            Scottsdale, AZ 85255

          Contact's Name:   Mr. Delbert Tingey

          Telephone Number: (480) 585-8726
          (1)  Employer's Tax Identification Number:  86-0642718
          (2)  Business form of Employer (check one):

               (A) [X] Corporate
               (B) [ ] Sole proprietor or partnership
               (C) [ ] Subchapter S Corporation
               (D) [ ] Governmental
               (E) [ ] Tax exempt organization
               (F) [ ] Rural Electric Cooperative

          (3)  Employer's fiscal year end:  12/31
          (4)  Date business commenced:     December 1, 1968

1.14  ESTABLISHMENT OF TRUST AND INVESTMENT DECISIONS

      (a)  Investment Directions

           Participant Accounts will be invested (check one):

           (1) [ ] in accordance with investment directions provided to the Trustee by the Employer for allocating all Participant Accounts among the options listed in (b) below.

           (2) [X] in accordance with investment directions provided to the Trustee by each Participant for allocating his entire Account among the options listed in (b) below.

           (3) [ ] in accordance with investment directions provided to the Trustee by each Participant for all contribution sources in a Participant's Account except the following sources shall be invested as directed by the Employer (check (A) and/or (B)):

                   (A) [ ] Fixed or Discretionary Employer Contributions
                   (B) [ ] Employer Matching Contributions

                   The Employer must direct the applicable sources among the same investment options made available for Participant directed sources listed in (b) below.

      (b)  Plan Investment Options

           The Employer hereby establishes a Trust under the Plan in accordance with the provisions of Article 14, and the Trustee signifies acceptance of its duties under Article 14 by its signature below. Participant Accounts under the Trust will be invested among the Fidelity Funds listed below pursuant to Participant and/or Employer directions.

                                                                        Fund
                     Fund Name                                         Number

           1   Giant Stock Fund                                         TCKZ
           2   Fidelity Retirement Government Money Market Portfolio    0631
           3   Fidelity Government Income Fund                          0054
           4   Spartan(R) U.S. Equity Index Fund                        0650
           5   Fidelity Aggressive Growth Fund                          0324
           6   Fidelity Contrafund                                      0022
           7   Fidelity Diversified International Fund                  0325
           8   Fidelity Asset Manager(R)                                0314
           9   Fidelity Asset Manager: Growth (SM)                      0321
           10  Fidelity Freedom Income Fund (SM)                        0369
           11  Fidelity Freedom 2000 Fund (SM)                          0370
           12  Fidelity Freedom 2010 Fund (SM)                          0371
           13  Fidelity Freedom 2020 Fund (SM)                          0372
           14  Fidelity Freedom 2030 Fund (SM)                          0373
           15  Fidelity Freedom 2040 Fund (SM)                          0718
           16  Fidelity Mid-Cap Stock Fund                              0337
           17  Fidelity Low-Priced Stock Fund                           0316
           18  Fidelity Equity-Income II Fund                           0319
           19  Fidelity Dividend Growth Fund                            0330

           Note: An additional annual recordkeeping fee will be charged for each fund in excess of seven funds.

                 To the extent that the Employer selects as an investment option the Managed Income Portfolio of the Fidelity Group Trust for Employee Benefit Plans (the "Group Trust"), the Employer hereby (A) agrees to the terms of the Group Trust and adopts said terms as a part of this Agreement and (B) acknowledges that it has received from the Trustee a copy of the Group Trust, the Declaration of Separate Fund for the Managed Income Portfolio of the Group Trust, and the Circular for the Managed Income Portfolio.

           Note: The method and frequency for change of investments will be determined under the rules applicable to the selected funds or, if applicable, the rules of the Employer adopted in accordance with Section 6.03. Information will be provided regarding expenses, if any, for changes in investment options.

1.15  RELIANCE ON OPINION LETTER

      An adopting Employer may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Section 401 of the Code. If the Employer wishes to obtain reliance that his or her Plan(s) are qualified, application for a determination letter should be made to the appropriate Key District Director of the Internal Revenue Service. Failure to fill out the Adoption Agreement properly may result in disqualification of the Plan.

      This Adoption Agreement may be used only in conjunction with Fidelity Prototype Plan Basic Plan Document No. 07. The Prototype Sponsor shall inform the adopting Employer of any amendments made to the Plan or of the discontinuance or abandonment of the prototype plan document.

1.16  PROTOTYPE INFORMATION:

      Name of Prototype Sponsor:      Fidelity Management & Research Co.
      Address of Prototype Sponsor:   82 Devonshire Street
                                      Boston, MA 02109

      Questions regarding this prototype document may be directed to the following telephone number: 1-(800) 343-9184.

                               EXECUTION PAGE
                              (Fidelity's Copy)

IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed this 10th day of December, 2001.

                         Employer       GIANT INDUSTRIES, INC.

                         By             /s/ Charles Yonker
                                        ------------------------------
                         Title          Vice President Human Resources
                                        ------------------------------

                         Employer       GIANT INDUSTRIES, INC.

                         By             /s/ Charles Yonker
                                        ------------------------------
                         Title          Vice President Human Resources
                                        ------------------------------


Accepted by

Fidelity Management Trust Company, as Trustee

By___________________________     Date________________

Title________________________

                               EXECUTION PAGE
                              (Employer's Copy)

IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed this 10th day of December, 2001.

                         Employer       GIANT INDUSTRIES, INC.

                         By             /s/ Charles Yonker
                                        ------------------------------
                         Title          Vice President Human Resources
                                        ------------------------------

                         Employer       GIANT INDUSTRIES, INC.

                         By             /s/ Charles Yonker
                                        ------------------------------
                         Title          Vice President Human Resources
                                        ------------------------------


Accepted by

Fidelity Management Trust Company, as Trustee

By___________________________     Date________________

Title________________________

Please do not complete this Election Form if the vesting schedule in your plan is at least as rapid as Three-Year Cliff Vesting or Six-Year Graded Vesting, and you choose to follow Fidelity's approach with respect to the remainder of the EGTRRA provisions described in the EGTRRA enclosures.

                          EGTRRA ELECTION FROM
                                  for

Plan Name: Giant Industries, Inc. and    Fidelity 5 Digit Plan Number: 40292
           Affiliated Companies
           401(k) Plan

The Economic Growth and Tax Relief Reconciliation Act of 2001, or EGTRRA, contains many provisions that become effective either on January 1, 2002 or on the first day of the plan year beginning in 2002. As described in the enclosures, Fidelity will adopt the provisions of EGTRRA in its CorporatePlan(sm) for Retirement (CPR) prototype document, based on sample language issued by the IRS.

Several provisions added to CPR due to EGTRRA will permit an Employer to elect to decline to follow Fidelity's general approach. An Employer that so declines, must use this EGTRRA Election Form to make the appropriate elections. Fidelity will not accept Employer elections with respect to EGTRRA provisions applicable under the CPR document in any form other than this EGTRRA Election Form. The definitions of the terms in this Election Form are as provided in the CPR document and in the enclosure entitled "Overview of EGTRRA."
____________________________________________________________________________

Section 1. Vesting of Employer Matching Contributions. Complete this Section only if the current vesting schedule applicable to Employer Matching Contributions under the Plan is not at least as rapid as Three-Year Cliff Vesting or Six-Year Graded Vesting.

(a)  Vesting Schedule Applicable to Employer Matching Contributions:

Vesting Schedule for Employer Matching Contributions:

___ Option 1. A Participant's account balance derived from Employer Matching Contributions shall be fully and immediately vested.

___ Option 2. A Participant's account balance derived from Employer Matching Contributions shall be nonforfeitable upon the Participant's completion of three years of Vesting Service.

___ Option 3. A Participant's account balance derived from Employer Matching Contributions shall vest according to the following schedule. (You must check A or B below. If you select B, the percentages you select must be at least as great as those under A for each corresponding number of years of Vesting Service(1)):

Years of              ___ A. Nonforfeitable     ___ B. Nonforfeitable
Vesting Service                Percentage                Percentage
0                     0                         ___
1                     0                         ___
2                     20                        ___ (must be at least 20(2))
3                     40                        ___ (must be at least 40)
4                     60                        ___ (must be at least 60)
5                     80                        ___ (must be at least 80)
6                     100                       ___ (must be 100)

(b) Grandfathered application of Prior Vesting Schedule to Account Balance Derived from Employer Matching Contributions for Plan Years Beginning Prior to 2002:

The CPR document will provide that the vesting schedule you selected under
Section 1(a) of this Form will apply to an affected Participant's entire Employer Matching Contribution account balance, unless the Employer elects to grandfather the prior vesting schedule. Therefore, mark the blank below only if you want the election under Section 1(a) of this Form to apply only to the portion of a Participant's account balance derived from Employer Matching Contributions for Plan Years beginning after December 31, 2001.

[ ] The Option elected under Section 1(a) above shall apply to only the portion of a Participant's account balance derived from Employer Matching Contributions for Plan Years beginning after December 31, 2001.

Section 2. Catch-up Contributions. The CPR document will provide that an otherwise eligible Participant in a plan with a 401(k) feature will be permitted to make Catch-Up Contributions commencing with the 2002 calendar year, unless the Employer otherwise elects. Mark the blank below only if your plan has a 401(k) feature, and you do not want to permit Catch-Up Contributions. You should not permit Catch-Up Contributions unless all affected plans of all Related Employers will permit all eligible participants to make Catch-Up Contributions.

[ ] Catch-up Contributions shall not be available under the Plan.

Section 3. Matching Employer Contributions on Catch-up Contributions. The CPR document will provide that a Participant will not receive any Matching Employer Contributions on Catch-Up Contributions, unless the Employer otherwise elects. Mark the blank below only if your plan will permit Catch-Up Contributions and you would like to provide Matching Employer Contributions on those Catch-Up Contributions.

[X] Matching Employer Contributions shall apply to Catch-up Contributions, and the same rules that apply to Matching Employer Contributions on Deferral Contributions other than Catch-up Contributions will apply to the Matching Employer Contributions on Catch-up Contributions.

Section 4. Receipt of Direct Rollovers of After-Tax Contributions. The CPR document will provide that a plan that accepts rollover contributions will accept rollover contributions that include after-tax employee contributions beginning with distributions made after December 31, 2001, unless the Employer otherwise elects. Mark the blank below only if your plan accepts rollover contributions, and you do not want your plan to accept rollover contributions that include after-tax employee contributions.

[X] The Plan will not accept any rollover of after-tax employee contributions.
____________________________________________________________________________

Employer:  Giant Industries, Inc.

By signing below, I hereby make the following representations on behalf of the Employer and by which the Employer shall be bound:

1. I have been duly authorized by the Employer to execute this EGTRRA Election Form on behalf of the Employer.

2. The Employer understands that the elections contained herein are binding on the Employer and that Fidelity will operate the Plan in accordance with such elections.

3. The Employer will adopt amendments to the Plan reflecting the elections contained herein at a time and in a form compliant with any and all legal requirements applicable to a plan qualified under Code Section 401(a), including those requirements set out in IRS Notice 2001-57 and IRS Notice 2001-42.

4. The Employer understands that it should consult its legal counsel with respect to the elections contained herein.

Signature of the Duly Authorized Individual:         Date:

/s/ Charles F. Yonker                                12/17/01
-----------------------------------------            -------------
Title: Vice President Human Resources
-----------------------------------------
Printed Name: Charles F. Yonker

NOTE: RETURN THE COMPLETED ELECTION FORM TO YOUR FIDELITY REPRESENTATIVE NO LATER THAN NOVEMBER 1, 2001.

_________
(1) However, if you elect B, you may elect a nonforfeitable percentage less than 20 at 2 years of Vesting Service as long as you elect 100 as the nonforfeitable percentage at 3 years of Vesting Service.
(2) See note 1, above.